Exhibit (n)(3)

Report of Independent Registered Public Accounting Firm on Supplemental Information

Board of Directors and Shareholders of Saratoga Investment Corp.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated statements of assets and liabilities of Saratoga Investment Corp. (the “Company”), including the consolidated schedules of investments, as of February 28, 2019 and February 28, 2018, and the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended February 28, 2019 and the related notes (collectively referred to as the “consolidated financial statements”) included in this Post-effective Amendment No. 3 to the Registration Statement Form N-2 No. 333-227116 (the “Registration Statement”). We have also audited, in accordance with the standards of the PCAOB, the consolidated financial statements of the Company as of and for the years ended February 28, 2017, February 29, 2016 and February 28, 2015 (which are not included in the Registration Statement) and have expressed unqualified opinions on those financial statements. The senior securities table for each of the five years in the period ended February 28, 2019 has been subjected to audit procedures performed in conjunction with the audits of the Company’s consolidated financial statements. Such information is the responsibility of the Company’s management.

Our audit procedures included determining whether the information reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of this information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with Section 18 of the Investment Company Act of 1940, as amended. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

New York, NY

May 13, 2019